                                                                    EXHIBIT 3.23
                           CERTIFICATE OF CONVERSION
                                      OF
                       GLOBAL TERMINALING SERVICES, INC.
                           (A Delaware Corporation)
                                     INTO
                                 PABTEX, L.P.
                       (A Delaware Limited Partnership)

          Pursuant to the provisions of Section 266 of the Delaware General Corporation Law (the "Act"), the undersigned GLOBAL TERMINALING SERVICES, INC., a Delaware corporation, adopts the following Certificate of Conversion for the purpose of converting into PABTEX, L.P., a Delaware limited partnership, and hereby certifies as follows:

          1.  The name of the corporation is Global Terminaling Services, Inc.

          2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is September 28, 1967.

          3. The name of the limited partnership into which the corporation is herein being converted is PABTEX, L.P.

          4.  The effective date of the conversion shall be January 1, 2001.


                                          GLOBAL TERMINALING SERVICES, INC., a
                                          Delaware corporation

                                          By: /s/ Robert H. Berry
                                             -----------------------------------
                                          Name: Robert H. Berry
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------